Exhibit 99.1

XPO Logistics Announces Full Exercise of Underwriters’ Option for 1,454,104 Shares of Common Stock

GREENWICH, Conn. — August 19, 2013 — XPO Logistics, Inc. (NYSE: XPO) today announced that the underwriters of its public offering of 9,694,027 shares of common stock, completed on August 13, 2013, have exercised their 30-day option in full and purchased an additional 1,454,104 shares of XPO Logistics, Inc. (“XPO”) common stock, at a price of $22.75 per share less the underwriting discount. XPO received additional net proceeds of approximately $31.4 million from the exercise of the 30-day option, bringing the company’s total net proceeds from the offering to approximately $240.4 million, after underwriting discounts and estimated expenses. Following the closing of XPO’s acquisition of 3PD Holding, Inc. on August 15, 2013, XPO intends to use the net proceeds from the exercise of the 30-day option for general corporate purposes, which may include strategic acquisitions.

Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, and Deutsche Bank Securities Inc. served as joint book-running managers for the offering. BB&T Capital Markets, a division of BB&T Securities, LLC, Oppenheimer & Co. Inc., Raymond James & Associates, Inc. and Avondale Partners, LLC were co-managers.

The shares were offered pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). Copies of the final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov or by contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com, Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014-4606, or by telephone at (866) 718-1649 (toll free), or by email at prospectus@morganstanley.com or Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, or by telephone at (800) 503-4611, or by email at prospectus.cpdg@db.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America, offering freight brokerage, last-mile logistics, expedited transportation and freight forwarding services. The company uses its relationships with more than 22,000 ground, sea and air carriers to serve over 8,600 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. XPO is built to deliver constant growth in truck capacity, passionate service and technological innovation through 89 locations in the United States and Canada.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; the expected impact of the acquisition of 3PD Holding, Inc. (the “3PD Transaction”), including the expected impact on our results of operations; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy, including retention of 3PD’s management team; litigation, including litigation related to misclassification of independent contractors; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to retain our and 3PD’s largest customers; our ability to successfully integrate 3PD and other acquired businesses; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Dana Gibson, +1-203-930-1470

dana.gibson@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, +1-212-333-3810